                                                           EXHIBIT NO. EX-99.h.3

                     UBS Global Asset Management (US) Inc.
                               51 West 52nd Street
                               New York, NY 10019

                                  June 4, 2003

SMA Relationship Trust
51 West 52nd Street
New York, NY 10019

Ladies and Gentlemen:

     1.  Each of the funds  listed  on  Schedule  A hereto  (each a "Fund"  and, collectively,  the "Funds") is a series of SMA  Relationship  Trust,  a Delaware statutory trust ("Trust").

     2. The Funds will not directly pay any  expenses.  Instead,  in the case of each Fund,  UBS Global  Asset  Management  (US) Inc.  ("UBS  Global AM") will be responsible  for the  payment  of all fees and  expenses  incurred  by the Fund, except  fees and  expenses  incurred by the Fund with  respect to  extraordinary litigation.  In addition, UBS Global AM will enter into certain other agreements
("Fund Services  Agreements")  involving the provision of services to the Funds, including,  but not limited to,  custodial  and  transfer  agency  services,  in exchange for the payment to each service  provider of certain fees and expenses.
The Fund Services Agreements will also provide that UBS Global AM is responsible for the payment to the service  provider  of all fees and  expenses  incurred in connection with the services provided to the Funds.

     3. This  Agreement  shall be  terminable  by either  party upon ninety (90)
days' written notice.

     4. This  Agreement  shall be governed  by, and  construed  and  enforced in accordance  with,  the laws of the  State of New  York.  Any  amendment  to this
Agreement shall be in writing signed by the parties hereto.

     If you are in  agreement  with  the  foregoing,  please  sign  the  form of acceptance on the enclosed counterpart hereof and return the same to us.

                                      Very truly yours,

                                      UBS GLOBAL ASSET MANAGEMENT (US) INC.

                                      By: /s/ Robert P. Wolfangel, Jr.
                                          ----------------------------
                                      Name: Robert P. Wolfangel, Jr.
                                      Title:   Executive Director and
                                               Chief Financial Officer

                                      By:  /s/ Mark Carver
                                           ---------------
                                      Name: Mark Carver
                                      Title:   Executive Director

The foregoing Agreement is hereby
accepted as of June 4, 2003

SMA RELATIONSHIP TRUST

By: /s/ Paul H. Schubert
    --------------------
Name: Paul H. Schubert
Title:   Treasurer and
         Principal Accounting Officer

By: /s/ David M. Goldenberg
    -----------------------
Name: David M. Goldenberg
Title:   Vice President and
         Secretary

                                                                      Schedule A

         Series M
         Series T